Exhibit 99.6

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached amendment to Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: May 19, 2009	EW TRANSPORTATION LLC

By:	/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer

K-SEA GENERAL PARTNER GP LLC

By:	/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer

K-SEA GENERAL PARTNER L.P.

By:	K-SEA GENERAL PARTNER GP LLC

By:	/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer

PARK AVENUE TRANSPORTATION, INC.

By:	/s/ Brian P. Friedman
Brian P. Friedman
President

BRIAN P. FRIEDMAN

/s/ Brian P. Friedman
Brian P. Friedman